UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23280	94-3049219
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 12, 2009, Neurobiological Technologies, Inc. (the “Company”) notified Abbott Laboratories (“Abbott”) of its intention to terminate the License Agreement, dated as of March 29, 2002, between the Company (as successor of Empire Pharmaceuticals, Inc.) and Abbott, as amended (the “Agreement”), effective as of June 10, 2009. Under the Agreement, Abbott granted the Company an exclusive worldwide license for all human therapeutic indications for Viprinex (ancrod) and the Company had an obligation to use commercially reasonable efforts to develop Viprinex for the treatment of acute ischemic stroke. No early termination penalties were incurred by the Company in connection with the termination of the Agreement. Pursuant to the terms of the Agreement, the Company intends to return all materials, studies and information relating to Viprinex to Abbott upon receipt of the delivery instructions from Abbott.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 13, 2009, the Compensation Committee of the Board of Directors of the Company approved the payment of compensation of $25,000 per month to William A. Fletcher for his services as the Company’s Acting Chief Executive Officer, effective retroactive to his appointment to this office on January 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 18, 2009

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer